As filed with the Securities and Exchange Commission on June 18, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION OF SECURITIES UNDER
THE SECURITIES ACT OF 1933
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4088127
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5677 Airline Road
Arlington, Tennessee	38002
(Address of Principal Executive Offices)	(Zip Code)
Wright Medical Group, Inc.
Fifth Amended and Restated 1999 Equity Incentive Plan
(Full title of the plan)

Gary D. Henley
President and Chief Executive Officer
Wright Medical Group, Inc.
5677 Airline Road
Arlington, Tennessee 38002
(Name and address of agent for service)

(901) 867-9971
(Telephone number, including area code, of agent for service)

Copy to:
Beverly Sanders Gates
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, 20th Floor
Memphis, Tennessee 38103
(901) 526-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock	700,000	$29.28	$20,496,000	$806

1.	This registration statement covers 700,000 shares of Common Stock, $0.01 par value per share, of Wright Medical Group, Inc. (the “Common Stock”) issuable pursuant to the Wright Medical Group, Inc. Fifth Amended and Restated 1999 Equity Incentive Plan (the “Plan”). The Plan authorizes the issuance of a maximum of 10,467,051 shares of Common Stock, including the 700,000 shares being registered herein. In addition, this registration statement covers such indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

2.	These figures are estimated solely for the purpose of calculating the amount of the registration fee. The registration fee has been calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq Global Select Market on June 11, 2008.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Ex-4.8 Form of Executive Restricted Stock Grant Agreement
Ex-4.9 Form of Non-Employee Director Restricted Stock Grant Agreement
Ex-4.10 Form of Employee Restricted Stock Grant Agreement
Ex-4.11 Form of Sales Representative Restricted Grant Agreement
Ex-5 Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
Ex-23.1 Consent of KPMG LLP

STATEMENT UNDER GENERAL INSTRUCTION E —
REGISTRATION OF ADDITIONAL SECURITIES
The stockholders of Wright Medical Group, Inc. (the “Company”) originally approved the Company’s 1999 Equity Incentive Plan on December 7, 1999, and it was subsequently amended and restated on July 6, 2001, May 13, 2003, May 13, 2004, and May 12, 2005 (the “Equity Incentive Plan”). On May 14, 2008, the Company’s stockholders approved an amendment to the Equity Incentive Plan which (a) increased the number of shares of Common Stock available for awards thereunder by 700,000 shares, which are the subject of this registration statement, and (b) limited the number of Fair Value Awards to 1,279,555 shares of Common Stock. The contents of the Company’s earlier registration statements related to the Equity Incentive Plan (File Numbers 333-75176, 333-108638, 333-115541, and 333-125231) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:
1.	Annual report on Form 10-K for the year ended December 31, 2007, filed on February 26, 2008;

2.	Current report on Form 8-K filed on February 14, 2008;

3.	Current report on Form 8-K filed on February 19, 2008;

4.	Current report on Form 8-K filed on March 13, 2008;

5.	Current report on Form 8-K filed on April 3, 2008;

6.	Current report on Form 8-K/A filed on April 3, 2008;

7.	Current report on Form 8-K filed on April 8, 2008;

8.	Current report on Form 8-K filed on April 24, 2008;

9.	Quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed on April 25, 2008;

10.	Current report on Form 8-K filed on April 28, 2008;

11.	Current report on Form 8-K filed on June 6, 2008;

12.	Current report on Form 8-K filed on June 10, 2008; and

13.	The description of the Common Stock set forth under the heading “Description of Capital Stock – Common Stock” in the Prospectus portion of Amendment No. 2 to the registration statement on Form S-1 (Registration No. 333-81618) filed with the Commission on February 28, 2002.
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents with the Commission.
Item 8. Exhibits.
See the Index to Exhibits following the signature page herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Tennessee, on June 18, 2008.

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Gary D. Henley Gary D. Henley
President and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wright Medical Group, Inc. hereby severally constitutes and appoints Jason P. Hood and John K. Bakewell, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GARY D. HENLEY Gary D. Henley	President and Chief Executive Officer (Principal Executive Officer) and Director	June 18, 2008

/s/ JOHN K. BAKEWELL John K. Bakewell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2008

/s/ DAVID D. STEVENS David D. Stevens	Chairman of the Board	June 18, 2008

/s/ GARY D. BLACKFORD Gary D. Blackford	Director	June 18, 2008

/s/ MARTIN J. EMERSON Martin J. Emerson	Director	June 18, 2008

/s/ LAWRENCE W. HAMILTON Lawrence W. Hamilton	Director	June 18, 2008

Signature	Title	Date

/s/ JOHN L. MICLOT John L. Miclot	Director	June 18, 2008

/s/ AMY S. PAUL Amy S. Paul	Director	June 18, 2008

/s/ ROBERT J. QUILLINAN Robert J. Quillinan	Director	June 18, 2008

/s/ JAMES T. TREACE James T. Treace	Director	June 18, 2008

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

4.1
Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc., (1) as amended by Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc.(2)

4.2	Second Amended and Restated Bylaws of Wright Medical Group, Inc. (3)

4.3	Fifth Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”).(4)

4.4	Form of Incentive Stock Option Agreement, as amended by form of Amendment No. 1 to Incentive Stock Option Agreement, pursuant to the Equity Incentive Plan. (1)

4.5	Form of Non-Qualified Stock Option Agreement pursuant to the Equity Incentive Plan. (1)

4.6	Form of Executive Stock Option Agreement pursuant to the Equity Incentive Plan. (5)

4.7	Form of Non-Employee Director Stock Option Agreement pursuant to the Equity Incentive Plan. (5)

4.8	Form of Executive Restricted Stock Grant Agreement pursuant to the Equity Incentive Plan.

4.9	Form of Non-Employee Director Restricted Stock Grant Agreement pursuant to the Equity Incentive Plan.

4.10	Form of Employee Restricted Stock Grant Agreement pursuant to the Equity Incentive Plan.

4.11	Form of Sales Representative Restricted Stock Grant Agreement pursuant to the Equity Incentive Plan.

5	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC concerning the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5).

24	Power of Attorney (reference is made to the signature page).

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-59732), as amended.

(2)	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on May 14, 2004.

(3)	Incorporated by reference to the Company’s current report on Form 8-K filed on February 19, 2008.

(4)	Incorporated by reference to the Company’s definitive Proxy Statement filed on April 14, 2008.

(5)	Incorporated by reference to the Company’s current report on Form 8-K filed on April 27, 2005.

4